Exhibit 10.9




                           DISBURSING AGENT AGREEMENT
                                  BY AND AMONG
           COMDISCO HOLDING COMPANY, INC., as the Reorganized Debtors,
             RANDOLPH I. THORNTON, as the Initial Disbursing Agent,
               SCOTT P. PELTZ, as the Successor Disbursing Agent,
                                       AND
                        AMERICAN EXPRESS TAX AND BUSINESS
                SERVICES, INC., as the Transition Services Firm,
                           DATED AS OF MARCH 31, 2004





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                                TABLE OF CONTENTS

                                                                                     Page
ARTICLE I
DEFINITIONS.............................................................................2
   Section 1.1   Defined Terms..........................................................2

ARTICLE II
ACCEPTANCE OF POSITIONS BY THE INITIAL DISBURSING AGENT, SUCCESSOR DISBURSING AGENT AND
 THE TRANSITION
SERVICES FIRM...........................................................................3
  Section 2.1   Acceptance by the Initial Disbursing Agent..............................3
  Section 2.2   Acceptance by the Successor Disbursing Agent............................4
  Section 2.3   Acceptance by the Transition Services Firm..............................4

ARTICLE III
OBLIGATIONS AND POWERS OF THE DISBURSING AGENT..........................................4
  Section 3.1   President, Director and Secretary of Comdisco Holding...................4
  Section 3.2   Obligations and Powers Pursuant to the Wind Down Order..................6
  Section 3.3   Obligations and Powers of the Disbursing Agent with Respect to the Implementing the Plan............................................6
  Section 3.4   Transactions with Related Persons.......................................7
  Section 3.5   Investment of Cash......................................................7
  Section 3.6   Treatment of Accounts...................................................8
  Section 3.7   Books, Records, and Tax Returns.........................................8
  Section 3.8   Adherence to Ethical Standards..........................................8
  Section 3.9   Consultation with Successor Disbursing Agent and Transition Firm........8
  Section 3.10  Effectiveness of this Agreement.........................................8
  Section 3.11  Powers of the Disbursing Agent..........................................9
  Section 3.12  Substitution of Resources and Personnel.................................9
  Section 3.13  No Use of Personal Assets...............................................9

ARTICLE IV
INDEMNIFICATION, INSURANCE AND COMPENSATION.............................................9
  Section 4.1   Indemnification.........................................................9
  Section 4.2   Insurance..............................................................10
  Section 4.3   Compensation...........................................................10

ARTICLE V
SUCCESSORSHIP PROVISIONS...............................................................11
  Section 5.1   Resignation............................................................11
  Section 5.2   Removal................................................................11
  Section 5.3   Appointment of Successor Disbursing Agent..............................11
  Section 5.4   Effectiveness of Succession............................................12
  Section 5.5   Continuity.............................................................12
  Section 5.6   Reliance by Persons Dealing with the Disbursing Agent..................12

ARTICLE VI
TERMINATION OF THE AGREEMENT...........................................................12
  Section 6.1   Termination............................................................12
  Section 6.2   Obligations of the Disbursing Agent Upon Termination...................12

ARTICLE VII
MISCELLANEOUS PROVISIONS...............................................................13
  Section 7.1   Descriptive Headings...................................................13
  Section 7.2   Amendment and Waiver...................................................13
  Section 7.3   Governing Law..........................................................13
  Section 7.4   Counterparts; Effectiveness............................................13
  Section 7.5   Severability; Validity.................................................13
  Section 7.6   Notices................................................................13
  Section 7.7   Relationship to Plan...................................................14
  Section 7.8   Relationship to the Litigation Trust...................................14
  Section 7.9   Retention of Jurisdiction..............................................14
  Section 7.10  Use of the Company's Professionals.....................................14


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                           DISBURSING AGENT AGREEMENT

                                    PREAMBLE

     This Disbursing Agent Agreement (the "Agreement") dated as of March 31, 2004, is entered into by and among Comdisco Holding Company, Inc., a Delaware corporation ("Comdisco Holding" or the "Company," and collectively with its affiliated reorganized debtors as well as its non-debtor domestic and foreign entities, the "Reorganized Debtors"), Randolph I. Thornton ("Mr. Thornton" or the "Initial Disbursing Agent"), Scott P. Peltz ("Mr. Peltz" or the "Successor Disbursing Agent") and American Express Tax and Business Services, Inc. ("American Express" or the "Transition Services Firm"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in The First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession (the "Plan").

                                    RECITALS

     A. On July 16, 2001, Comdisco, Inc. and fifty of its domestic subsidiaries and affiliates (the "Debtors") filed voluntary petitions for relief under title 11 of chapter 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court").

     B. On June 13, 2002 the Debtors filed the Plan with the Bankruptcy Court.

     C. On July 30, 2002, the Bankruptcy Court approved the Findings of Fact, Conclusions of Law and Order Under 11 U.S.C. ss. ss. 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession (the "Confirmation Order").

     D. The Confirmation Order approved the Certificate of Incorporation for Comdisco Holding, which specifically states that "the business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose."

     E. On August 12, 2002, the Plan became effective (the "Effective Date").

     F. As set forth in the Motion for an Order in Furtherance of the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliates Seeking Authority to Complete the Administration of the Reorganized Debtors' Reorganization Plan and Chapter 11 Cases, dated February 17, 2004, the Company has substantially completed the monetization of its assets (the "Wind Down Motion"), and on April 15, 2004 this Court entered an Order in Furtherance of the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliates Seeking Authority to Complete the Administration of the Reorganized Debtors' Reorganization Plan and Chapter 11 Cases (the "Wind Down Order") approving, among other things, the retention of the Disbursing Agent, as set forth herein.

     G. The rights, powers, and duties of the Reorganized Debtors under the Plan shall be exercised by the Disbursing Agent in his capacity as the President, Director and Secretary of each of the Reorganized Debtors (subject to his rights and powers to appoint other positions pursuant to Section 3.1(b) of this Agreement).

     H. Mr. Thornton, who acted as co-chair of the Official Committee of Unsecured Creditors during the Chapter 11 Cases prior to the Effective Date and as a member of the board of directors of Comdisco Holding since the Effective Date, has been unanimously selected by the other members of the board of directors of Comdisco Holding to act as the Initial Disbursing Agent pursuant to the Wind Down Motion and this Agreement, in conjunction with Mr. Peltz and American Express as the Successor Disbursing Agent and the Transition Services Firm, respectively.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

     Section 1.1 Defined Terms . As used herein, the terms below shall have the following meaning:

     "Agreement" has the meaning set forth in the Preamble.

     "Bankruptcy Code" has the meaning set forth in the Recitals.

     "Bankruptcy Court" has the meaning set forth in the Recitals.

     "Business Day" has the meaning set forth in Section 1.16 of the Plan.

     "Disbursing Agent" has the meaning set forth in the Preamble.

     "Disbursing  Agent  Agreement  Effective Date" has the meaning set forth in
Section 3.10 herein.

     "Effective Date" has the meaning as set forth in the Recitals.

     "Litigation Trust" has the meaning set forth in Section 1.67 of the Plan.

     "Master Service List" means the parties required to be served pursuant to the Supplemental Order Under Fed. R. Bankr. P. 2002(m) and 9007 Limiting Service of All Filings entered by the Bankruptcy Court on July 24, 2003.

     "New Common Shares" has the meaning set forth in Section 1.75 of the Plan.

     "Plan" has the meaning set forth in the Preamble.

     "Successor Disbursing Agent" has the meaning set forth in the Preamble as well as any individual selected to replace Mr. Peltz pursuant to the terms of this Agreement.

     "Wind Down Motion" has the meaning set forth in the Recitals.

     "Wind Down Order" has the meaning set forth in the Recitals.

                                   ARTICLE II
            ACCEPTANCE OF POSITIONS BY THE INITIAL DISBURSING AGENT,
               THE SUCCESSOR DISBURSING AGENT AND THE TRANSITION
                                 SERVICES FIRM

     Section 2.1 Acceptance by the Initial Disbursing Agent . Mr. Thornton (a) accepts employment as the Disbursing Agent; (b) accepts appointment as the President, Director and Secretary of each of the Reorganized Debtors; and (c) agrees to observe and perform all duties and obligations imposed upon the Disbursing Agent under this Agreement, the Plan, orders of the Bankruptcy Court and applicable law.

     Section 2.2 Acceptance by the Successor Disbursing Agent . Mr. Peltz accepts employment as the Successor Disbursing Agent. As Successor Disbursing Agent, if Mr. Peltz becomes the Disbursing Agent pursuant to this Agreement, then Mr. Peltz (a) accepts employment as the Disbursing Agent; (b) accepts appointment as the President, Director and Secretary of each of the Reorganized Debtors; and (c) agrees to observe and perform all duties and obligations imposed upon the Disbursing Agent under this Agreement, the Plan, orders of the Bankruptcy Court and applicable law. The Successor Disbursing Agent shall at all times be a member of the Transition Services Firm and the appointment of any subsequent Successor Disbursing Agent shall become effective upon the approval by the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty days' notice to the Master Service List.

     Section 2.3 Acceptance by the Transition Services Firm . American Express accepts employment as the Transition Services Firm to assist the Disbursing Agent with the implementation of the Plan and the final wind-down of the Company pursuant to the Wind Down Order and this Agreement. The appointment of a subsequent Transition Services Firm by the Disbursing Agent shall become effective upon the approval by the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty days' notice to the Master Service List.

                                   ARTICLE III
                 OBLIGATIONS AND POWERS OF THE DISBURSING AGENT (1)

     Section 3.1 President, Director and Secretary of Comdisco Holding . The Disbursing Agent shall serve as the President, Director and Secretary of Comdisco Holding (as well as the other Reorganized Debtors) and fulfill such duties and obligations required by such corporate offices, including, but not limited to:

     (a) attending to corporate governance issues of the Reorganized Debtors, including maintenance of insurance, human resource issues
---------------
     (1) "Disbursing Agent" shall mean the Initial Disbursing Agent and if succeeded by the Successor Disbursing Agent, the Successor Disbursing Agent.
                                       4
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(including maintaining employee benefits substantially similar to those existing as of the Disbursing Agent Agreement Effective Date) and the administration of the compensation plans and the termination of the retirement plan;

     (b) appointing new officers, managing directors, directors, liquidators and similar positions of the Reorganized Debtors' entities in foreign jurisdictions for the purpose of corporate governance and dissolution;

     (c) authorizing and paying dividends and making, as appropriate, payments to holders of contingent distribution rights;

     (d) attending to any securities issues and related filings with the Securities and Exchange Commission, including compliance with Sarbanes-Oxley, as well as any required filings and financial reports in foreign jurisdictions;

     (e) investing the Reorganized Debtors' Cash pursuant to Section 3.5 herein;

     (f) employing, supervising and compensating professionals and consultants retained to represent the interests of, and serve on behalf of, the Reorganized Debtors;

     (g) monetizing or otherwise disposing of all remaining assets of the Reorganized Debtors, both domestically and internationally;

     (h) resolving any outstanding litigation against the Reorganized Debtors, both domestically and internationally;

     (i) seeking determination of tax liability under 11 U.S.C. ss. 505;

     (j) making and filing domestic and foreign tax returns for any of the Reorganized Debtors;

     (k) dissolving the Reorganized Debtors as appropriate (with the exception of Comdisco Holding, which will be dissolved pursuant to the Wind Down Order and
Section 3.2 of this Agreement); and

     (l) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of this Agreement.

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The  Transition  Services  Firm may  undertake  one or more of the  foregoing as assigned to it from time to time by the Disbursing Agent, but any such assignment shall at all times be subject to the supervision and review of the Disbursing Agent. The Disbursing Agent shall delegate one or more of the foregoing as and when in the Disbursing Agent's reasonable business judgment it becomes cost effective or otherwise desirable or necessary to do so.

     Section 3.2 Obligations and Powers Pursuant to the Wind Down Order . In accordance with the provisions of the Wind Down Order, the Disbursing Agent shall complete the duties and obligations set forth therein, including, but not limited to:

     (a) filing a certificate of dissolution for Comdisco Holding on or before August 12, 2004; and

     (b) taking such other measures as are necessary in order to complete the final administration of the Reorganized Debtors' reorganization Plan and Chapter 11 Cases.

     Section 3.3 Obligations and Powers of the Disbursing Agent with Respect to the Implementing the Plan . As the President, Director and Secretary of Comdisco Holding, the entity responsible for the administration of the assets and liabilities of the Company pursuant to the Plan, the Disbursing Agent shall take all actions necessary to implement the Plan, including, but not limited to:

     (a) calculating and paying all distributions to be made under the Plan, this Agreement and orders of the Bankruptcy Court;

     (b) objecting to on any basis, settling or otherwise resolving Claims or Interests filed against any of the Debtors;

     (c) filing any necessary post-confirmation reports with the Bankruptcy Court, paying quarterly fees pursuant to 28 U.S.C. ss. 1930(a)(6) for each of the Debtors until the entry of a final decree for the respective Debtor, and filing a final report pursuant to Rule-5009-1(c) of the Local Rules prior to the entry of a final decree for any respective Debtors;

                                       6
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     (d) creating and managing all necessary reserves to implement the Plan;

     (e) managing the funds as a result of any undeliverable distributions including returned checks, stale checks or any other unclaimed distributions, with such funds reverting to the Reorganized Debtors, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, pursuant to Section 9.4 of the Plan; and

     (f) resolving any outstanding litigation against the Debtors.

     Section 3.4 Transactions with Related Persons . Notwithstanding any other provisions of this Agreement, the Disbursing Agent, the Successor Disbursing Agent and the Transition Services Firm shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the assets of the Reorganized Debtors to, or contract, other than this Agreement, with (a) any relative, employee, or agent (acting in their individual capacities) of the Disbursing Agent, the Successor Disbursing Agent or the Transition Services Firm or (b) any person of which any employee or agent of the Disbursing Agent, the Successor Disbursing Agent or the Transition Services Firm is an affiliate by reason of being a trustee, director, officer, partner, or direct or indirect beneficial owner of five percent (5%) or more of the outstanding capital stock, shares, or other equity interest of such persons unless, in each such case, after full disclosure of such interest or affiliation and providing notice of such transaction to the Master Service List; provided, if no objection is filed within fifteen days from the date such notice is mailed, then such transaction is authorized; provided, further, that if an objection is filed, then such transaction is authorized only upon approval by the Bankruptcy Court.

     Section 3.5 Investment of Cash . The Disbursing Agent shall invest the Reorganized Debtors' Cash, including, but not limited to, the Cash held in any reserve or account in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that would otherwise be permissible under (I) Section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases, or such statute or orders of the Bankruptcy Court still controlling the Reorganized Debtors' business affairs. Such investments shall mature in such amounts and at such times as the Disbursing Agent, in the Disbursing Agent's sole discretion, shall deem appropriate to provide funds when needed to transfer funds or make payments in accordance with the Plan and this Agreement. The interest or other income earned on the investments of the Cash in any given reserve, account, or escrow established pursuant to this Agreement, the Plan, or any order of the Bankruptcy Court shall constitute a part of such reserve, account or escrow unless and until transferred or distributed pursuant to the terms of the Plan, this Agreement or order of the Bankruptcy Court.

     Section 3.6 Treatment of Accounts For purposes of this Agreement, unless otherwise ordered by the Bankruptcy Court, the Disbursing Agent may pool for investment purposes any funds which may or which are required to be segregated or placed into separate reserves, escrows or accounts under the Plan or this Agreement, with the exception of the Disputed Claims Reserve and the rabbi-trusts created pursuant to the terms of any incentive compensation plan; provided, however, that the Disbursing Agent shall treat any such pooled funds as segregated accounts in the books and records of the Company.

     Section 3.7 Books, Records, and Tax Returns The Disbursing Agent shall maintain books and records and prepare and file such tax forms and returns as are required to be filed by the Reorganized Debtors under applicable law.

     Section 3.8 Adherence to Ethical Standards The Disbursing Agent agrees to abide by the Code of Conduct for Comdisco Holding Company, Inc. as well as the Code of Conduct Applicable to Senior Executives of Comdisco Holding Company, Inc., copies of which are attached hereto as Exhibit A and Exhibit B, respectively.

     Section 3.9 Consultation with Successor Disbursing Agent and Transition Services Firm . The Disbursing Agent shall consult from time to time with the Successor Disbursing Agent and the Transition Services Firm as well as counsel and other professionals and consultants, with respect to the implementation of this Agreement, the Plan and the Wind Down Order. The Disbursing Agent shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Agreement, the Plan, the Wind Down Order or any other document executed in connection therewith. The Successor Disbursing Agent shall at all times be reasonably familiar with the operations and affairs of the Company and shall be consulted with and provide advice to the Disbursing Agent with respect to such operations and affairs.

     Section 3.10 Effectiveness of this Agreement . This Agreement shall take effect (the "Disbursing Agent Agreement Effective Date"), pursuant to the Wind Down Order, upon (a) the replacement of the officers of the Company by the Disbursing Agent, and (b) the reduction of the board of directors of Comdisco Holding to one director, who is the Disbursing Agent; provided, that the Company may make reasonable payments to the Initial Disbursing Agent, the Successor Disbursing Agent or the Transition Services Firm prior to the Disbursing Agent Agreement Effective Date as the Company deems appropriate.

     Section 3.11 Powers of the Disbursing Agent . The Disbursing Agent shall have the power and authority to take all necessary actions to fulfill the obligations set forth in this Agreement, the Plan, orders of the Bankruptcy Court and applicable law. The enumeration of the duties and obligations in
Article III shall not be considered in any way to limit or control the power of the Disbursing Agent to implement the terms of this Agreement, the Plan, orders of the Bankruptcy Court and applicable law.

     Section 3.12 Substitution of Resources and Personnel . The Disbursing Agent shall supplement any loss of personnel or resources as a result of the implementation of the Plan and wind-down by utilizing the personnel and resources of the Transition Services Firm.

     Section 3.13 No Use of Personal Assets . Notwithstanding anything in this Agreement to the contrary, and provided that the Disbursing Agent has not acted in violation of Delaware General Corporate Law, it is expressly acknowledged by the parties hereto that each and every obligation or undertaking imposed on a Disbursing Agent herein (other than to provide his personal services as necessary to perform his obligations hereunder) shall mean and refer only to an obligation to pay such amounts, or to obtain, provide for or otherwise perform such services, as can be paid, obtained or provided for from the Cash and other resources made available to him for such purposes by the Company and that no Disbursing Agent shall be required to use his personal assets in the discharge of any obligation imposed upon him in his capacity as Disbursing Agent.

                                   ARTICLE IV
                  INDEMNIFICATION, INSURANCE AND COMPENSATION

     Section 4.1 Indemnification . Comdisco Holding shall indemnify and hold harmless the Initial Disbursing Agent, the Successor Disbursing Agent and the Transition Services Firm from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors or the implementation or administration of the Plan, other than acts or omissions resulting from the willful misconduct or gross negligence of the Initial Disbursing Agent, the Successor Disbursing Agent or the Transition Services Firm. To the extent Comdisco Holding indemnifies and holds harmless the Initial Disbursing Agent, the Successor Disbursing Agent and/or the Transition Services Firm, as provided above, the reasonable legal fees and related costs incurred by counsel to the Initial Disbursing Agent, the Successor Disbursing Agent and/or the Transition Services Firm in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid by Comdisco Holding.

     Section 4.2 Insurance . The Initial Disbursing Agent and the Successor Disbursing Agent shall be authorized to maintain and/or obtain all reasonably necessary insurance coverage for themselves, and their employees, if any, including, but not limited to (a) property and casualty coverage, (b) general liability coverage and (c) directors and officers liability coverage, which shall not exceed $20 million.

     Section 4.3 Compensation . The Initial Disbursing Agent shall be compensated at the rate of $400 per hour, subject to a limit of $3,000 per day, plus reimbursement of reasonable out-of-pocket expenses; the Successor Disbursing Agent (either in his capacity as the Successor Disbursing Agent or to the extent that the Successor Disbursing Agent becomes the Disbursing Agent under this Agreement) shall be compensated at the rate of $375 per hour, plus reimbursement of reasonable out-of-pocket expenses; and the Transition Services Firm shall be compensated at varying hourly rates not to exceed $300 per hour, plus reimbursement of reasonable out-of-pocket expenses. The payment of the fees and expenses of the Initial Disbursing Agent, the Successor Disbursing Agent and the Transition Services Firm shall be made in the ordinary course of business from the Operating Reserve and shall not be subject to the approval by the Bankruptcy Court; provided, the fees paid to the Disbursing Agent, the Successor Disbursing Agent and the Transition Services Firm on and after the Disbursing Agent Agreement Effective Date are subject to quarterly aggregate caps, respectively (each, a "Compensation Cap"), as set forth in Exhibit C attached hereto. Any such fees in excess of the respective Compensation Cap shall not be paid until they are approved by the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty days' notice to the Master Service List.

                                    ARTICLE V
                            SUCCESSORSHIP PROVISIONS

     Section 5.1 Resignation . The Disbursing Agent may resign by giving not less than thirty days' prior written notice thereof to the Bankruptcy Court and the Master Service List, with or without cause, for any reason, including his determination that, in his business judgment, the state of the wind-down has progressed to the point that it is most cost-effective, desirable and/or necessary to transfer the responsibilities of the Disbursing Agent to the Successor Disbursing Agent. Such resignation, which shall be applicable to the Disbursing Agent in his capacity as such and in his capacity as the President, Director and Secretary for each of the Reorganized Debtors, shall become effective in accordance with Section 5.4 hereof.

     Section 5.2 Removal . At any time upon the request of any party in interest, the Bankruptcy Court may remove the Disbursing Agent for cause. For purposes of this Section 5.2, "cause" shall mean (a) an act of fraud, embezzlement or theft in connection with the Disbursing Agent's duties or in the course of his employment in such capacity, (b) the intentional wrongful damage to property of the Company, (c) the intentional wrongful disclosure of confidential information of the Company or (d) wanton and willful neglect by the Disbursing Agent of his duties under this Agreement. Unless the Bankruptcy Court orders immediate removal, the Disbursing Agent shall continue to serve until the appointment of the Successor Disbursing Agent becomes effective in accordance with Section 5.4 hereof.

     Section 5.3 Appointment of Successor Disbursing Agent . In the event of a vacancy by reason of the death, incapacitation or immediate removal of the Disbursing Agent or prospective vacancy by reason of resignation or removal, the Successor Disbursing Agent shall become the Disbursing Agent and serve as the President, Director and Secretary of each of the Reorganized Debtors, which appointment shall be effective in accordance with Section 5.4 hereof. Every Successor Disbursing Agent appointed hereunder shall execute, acknowledge, and deliver to the Bankruptcy Court and the retiring Disbursing Agent, if any, an instrument accepting such appointment subject to the terms and provisions hereof. The Successor Disbursing Agent, without any further act, shall (a) become vested with all the rights, powers, and duties of the Disbursing Agent and (b) become the President, Director and Secretary of each of the Reorganized Debtors; provided, however, that no Disbursing Agent shall be liable for the acts or omissions of any prior or later Disbursing Agent.

     Section 5.4 Effectiveness of Succession . The Successor Disbursing Agent shall succeed the Disbursing Agent without further order of the Bankruptcy Court on not less than ten days' notice to the Master Service List, provided that Mr. Peltz is the Successor Disbursing Agent. If Mr. Peltz is not the Successor Disbursing Agent, the appointment of a Successor Disbursing Agent shall become effective upon the approval by the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty days' notice to the Master Service List.

     Section 5.5 Continuity . Unless otherwise ordered by the Bankruptcy Court, the death, incapacitation, resignation or removal of the Disbursing Agent shall not operate to terminate any agency or employment created by this Agreement or invalidate any action theretofore taken by the Disbursing Agent. In the event of the resignation or removal of the Disbursing Agent, such Disbursing Agent shall
(a) execute and deliver by the effective date of resignation or removal such documents, instruments, and other writings as may be reasonably requested by the Successor Disbursing Agent to effect the termination of the Disbursing Agent's capacity under this Agreement, including, but not limited to, the Disbursing Agent's capacity as the President, Director and Secretary of each of the Reorganized Debtors, and (b) assist and cooperate in effecting the assumption of such Disbursing Agent's obligations and functions by the Successor Disbursing Agent. If for any reason the Disbursing Agent fails to execute the documents described in section (a) of the preceding sentence, the Successor Disbursing Agent shall be authorized to obtain an order of the Bankruptcy Court effecting such termination of such Disbursing Agent's capacity under this Agreement.

     Section 5.6 Reliance by Persons Dealing with the Disbursing Agent . In the absence of actual knowledge to the contrary, any person dealing with the Disbursing Agent shall be entitled to rely on the authority of the Disbursing Agent to act on behalf of the Reorganized Debtors, and shall have no obligation to inquire into the existence of such authority.

                                   ARTICLE VI
                          TERMINATION OF THE AGREEMENT

     Section 6.1 Termination . This Agreement shall terminate upon the Final Decree and Order being entered closing the cases.

     Section 6.2 Obligations of the Disbursing Agent Upon Termination . Prior to effectiveness of a Final Decree and Order, the Disbursing Agent shall (a) provide for the retention and storage of the books, records, and files that shall have been delivered to or created by the Disbursing Agent until such time as all such books, records, and files are no longer required to be retained under applicable law and (b) file a certificate informing the Bankruptcy Court of the location at which such books, records, and files are being stored. Except as otherwise specifically provided herein, after the termination of this Agreement pursuant to Section 6.1 above, the Disbursing Agent shall have no further duties or obligations hereunder.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     Section 7.1 Descriptive Headings . The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.2 Amendment and Waiver . This Agreement may not be amended except by order of the Bankruptcy Court for good cause shown.

     Section 7.3 Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the rules of conflict of laws of the State of Illinois or any other jurisdiction.

     Section 7.4 Counterparts; Effectiveness . This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

     Section 7.5 Severability; Validity . If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 7.6 Notices . Any notice or other communication hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties on the Master Service List.

     Section 7.7 Relationship to Plan . The principal purpose of this Agreement is to aid in the implementation of the Plan and, therefore, this Agreement incorporates and is subject to the provisions of the Plan. To that end, the Disbursing Agent shall have full power and authority to take any action consistent with the purposes and provisions of the Plan and this Agreement.

     Section 7.8 Relationship to the Litigation Trust . Nothing herein shall be deemed to alter, amend or contradict the terms of the Litigation Trust Agreement dated August 12, 2002 (the "Litigation Trust Agreement") entered into by and among Comdisco, Inc. as settlor and John W. Costello as Trustee; provided, once this Agreement becomes effective pursuant to Section 3.10 of this Agreement, the Disbursing Agent shall act as the Trust Advisory Board, as that term is used in
Section 12.4 of the Plan and the Litigation Trust Agreement.

     Section 7.9 Retention of Jurisdiction . As provided in Article XV of the Plan, the Bankruptcy Court shall retain jurisdiction to the fullest extent permitted by law, including, but not limited to, for the purposes of interpreting and implementing the provisions of this Agreement.

     Section 7.10 Use of the Company's Professionals . The Initial Disbursing Agent, the Successor Disbursing Agent and the Transition Services Firm shall be entitled to use the Company's counsel and other professionals to represent them in any matters including, but not limited to, the implementation of the Plan and the wind-down; provided, that the Initial Disbursing Agent, the Successor Disbursing Agent and the Transition Services Firm shall be entitled to retain separate counsel with respect to issues related to the interpretation of, or conduct pursuant to, this Agreement.

     IN WITNESS WHEREOF, the parties have either executed and acknowledged this Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers as of the date first above written.


COMDISCO HOLDING COMPANY, INC.
(on behalf of itself and each of its Reorganized Debtors)

By:         /s/ Ronald C. Mishler
            ---------------------
     Name:  Ronald C. Mishler
     Title:  Chairman, Chief Executive
             Officer and President

INITIAL DISBURSING AGENT

By:         /s/ Randolph I. Thornton
            ------------------------
     Name:  Randolph I. Thornton
     Title: Initial Disbursing Agent



AMERICAN EXPRESS TAX AND                    SUCCESSOR DISBURSING AGENT
BUSINESS SERVICES, INC.

By:         /s/ Scott P. Peltz                By:     /s/ Scott P. Peltz
            ------------------                        ------------------
     Name:  Scott P. Peltz                     Name:  Scott P. Peltz
     Title: Transition Services Firm           Title: Successor Disbursing Agent